Exhibit 99.1

Baudax Bio Announces Seventh Orange Book Listable Patent for ANJESO®

MALVERN, Pa., March 02, 2022 (GLOBE NEWSWIRE) — Baudax Bio, Inc. (NASDAQ:BXRX), a pharmaceutical company focused on commercializing and developing innovative products for acute care settings, today announced that it has secured the issuance of United States Patent No.11,253,478 (the ‘478 Patent). The ‘478 Patent covers ANJESO® and other injectable, nanoparticulate meloxicam compositions and methods of administering such compositions by intravenous, intramuscular or subcutaneous injection. The ‘478 Patent will be listed in the United States Food and Drug Administration’s (FDA) Orange Book: Approved Drug Products with Therapeutic Equivalence Evaluations as it relates to ANJESO®. The ‘478 Patent is exclusively licensed from Alkermes Pharma Ireland Limited (APIL).

The ANJESO® ‘478 patent, with an expiry date of May of 2030, joins two other ANJESO Orange Book listed patents with the same expiry month. The ‘478 Patent will join a total of six other patents listed in the Orange Book, amongst others owned or licensed by Baudax Bio that currently provide exclusivity to the ANJESO® franchise. The ‘478 Patent emphasizes ANJESO’s® superior stability.

“We are pleased by the progress we have made in the United States Patent and Trademark Office and the continued recognition of the inventive nature of our ANJESO® franchise,” said Gerri Henwood, Baudax Bio’s President and Chief Executive Officer. “The ‘478 Patent is expected to provide a significant barrier for generic entry and we believe it will likely be joined by other patents currently pending in the USPTO.”

About ANJESO®

ANJESO (meloxicam) injection is a proprietary, long-acting, preferential COX-2 inhibitor that possesses analgesic, anti-inflammatory and antipyretic activities, which are believed to be related to the inhibition of cyclooxygenase type 2 pathway (COX-2) and subsequent reduction in prostaglandin biosynthesis. ANJESO is indicated for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics. ANJESO is supported by two pivotal Phase III clinical efficacy trials, a large double-blind, placebo-controlled Phase III safety trial and four Phase II clinical efficacy trials, as well as other safety studies. As a non-opioid, Baudax Bio believes ANJESO has the potential to overcome many of the issues associated with commonly prescribed opioid therapeutics, including respiratory depression, constipation, excessive nausea and vomiting, as well as having no addictive potential, while maintaining meaningful analgesic effects for relief of pain. ANJESO was designed using the NanoCrystal® platform, a technology that enables enhanced bioavailability of poorly water-soluble drug compounds. NanoCrystal® is a registered trademark of APIL.

About Baudax Bio

Baudax Bio is a pharmaceutical company focused on commercializing and developing innovative products for acute care settings. ANJESO is the first and only 24-hour, intravenous (IV) COX-2 preferential non-steroidal anti-inflammatory (NSAID) for the management of moderate to severe pain. In addition to ANJESO, Baudax Bio has a pipeline of other innovative pharmaceutical assets including two novel neuromuscular blocking agents (NMBs) and a proprietary chemical reversal agent specific to these NMBs. For more information, please visit www.baudaxbio.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Baudax Bio’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “goal,” “intend,” and “expect,” and similar expressions, as they relate to Baudax Bio or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Baudax Bio as of the date of publication on this internet site and are subject to a number of risks, uncertainties, and other factors that could cause Baudax Bio’s performance to differ materially from those expressed in, or implied by, these forward-looking statements, including, but not limited to, risks related to the ongoing economic and social consequences of the COVID-19 pandemic, Baudax Bio’s ability to advance its current product candidate pipeline through pre-clinical studies and clinical trials, Baudax Bio’s ability to raise future financing for continued development of its product candidates such as BX-1000, BX-2000 and BX-3000, Baudax Bio’s ability to pay its debt and satisfy conditions necessary to access future tranches of debt, Baudax Bio’s ability to comply with the financial and other covenants under its credit facility, Baudax Bio’s ability to manage costs and execute on its operational and budget plans, Baudax Bio’s ability to achieve its financial goals, and Baudax Bio’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection. These forward-looking statements should be considered together with the risks and uncertainties that may affect Baudax Bio’s business and future results included in Baudax Bio’s filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to Baudax Bio, and Baudax Bio assumes no obligation to update any forward-looking statements except as required by applicable law.

CONTACT:

Investor Relations Contact:

Argot Partners

Sam Martin / Kaela Ilami

(212) 600-1902

baudaxbio@argotpartners.com

Media Contact:

Argot Partners David Rosen

(212) 600-1902

david.rosen@argotpartners.com